Exhibit 10.2

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of May 29, 2026, by and among SPACSphere Sponsor LLC, a Delaware limited liability company (the “Sponsor”), SPACSphere Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“Acquiror”), and Mobilewalla Holdco, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined herein).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,250,000 Acquiror Class B Shares and 229,465 Acquiror Units acquired by the Sponsor in a private placement simultaneously with the consummation of Acquiror’s initial public offering (each Acquiror Unit consisting of (a) one Acquiror Class A Shares, (b) one-half of one Existing Acquiror Private Placement Warrants and (c) one Acquiror Right);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, SPACSphere Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), and the Company entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, prior to the consummation of the Transactions, Acquiror will transfer by way of continuation to and domesticate as a Delaware corporation (the “Domestication”) in accordance with Section 388 of the DGCL and Part XII of the CLCI, and, on the Closing Date, Merger Sub will merge with and into the Company (the “Merger” and, together with the Domestication and other transactions contemplated by the Business Combination Agreement, the “Transactions”), with the Company continuing as the surviving entity and as a wholly owned Subsidiary of Acquiror; and

WHEREAS, in accordance with applicable Law, pursuant to and by virtue of the Domestication at the effective time of the Domestication and without any action on the part of any Acquiror Shareholder, (a) each then issued and outstanding Acquiror Class A Share (including those shares issued in connection with the Class B Conversion), shall convert automatically, on a one-for-one basis, into a share of Acquiror Common Stock; and (b) each then issued and outstanding Acquiror Right shall convert into one-fifth of one share of Acquiror Common Stock at the Effective Time (all such Acquiror Common Stock, together with any Acquiror Common Stock or any other equity securities of Acquiror of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by the Sponsor during the period from the date hereof through the Expiration Time (as defined below), including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such securities, or upon the grant, vesting or exercise of any outstanding equity award, or upon exercise or conversion of any other securities, are referred to herein as the “Subject Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Business Combination Agreement. The Sponsor hereby acknowledges that it has received a copy of the Business Combination Agreement and has had the opportunity to consult with its tax and legal advisors.

Section 1.2 No Transfer. Except with the prior written consent of the Company and Acquiror (such consent not to be unreasonably withheld, conditioned or delayed), during the period commencing on the date hereof and ending on the Expiration Time, the Sponsor shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase, or otherwise transfer (including by operation of Law), encumbrance, dispose of, or agree to transfer, encumbrance or dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) (other than the Proxy Statement or Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any right, title, or interest in the Subject Shares (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to any Subject Shares or grant any proxy (except for this Agreement or as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement), (iii) enter into any swap, hedging or other arrangement which is designed to, or which would (either alone or in connection one or more developments or events) lead to or result in a Transfer of any Subject Shares or any of the economic consequences of ownership of any Subject Shares, or (iv) commit or agree publicly announce any intention to take or effectuate any transaction specified in clause (i), (ii) or (iii) (clauses (i)-(iv) collectively, a “Transfer”); provided, however, that nothing herein shall prohibit (x) any Transfer to Acquiror’s officers or directors, any Affiliates or family members of Acquiror’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, or (y) any Transfer in connection with the Company Financing, a private placement of Acquiror Common Shares, Acquiror Common Stock or other securities of Acquiror or the financing of the Transactions (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company and Acquiror, to assume all of the obligations of the Sponsor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve the Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 1.2 with respect to the Sponsor’s Subject Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in the Sponsor, so long as after such transfer the Sponsor or the surviving entity thereof remains to be bound by all of the terms of this Agreement. Notwithstanding the provisions set forth in Section 1.2 or elsewhere in this Agreement, to the extent applicable, no (i) exercise or settlement of any of the Existing Acquiror Warrants or the Acquiror Rights of the Sponsor in exchange for Acquiror Common Shares or Acquiror Common Stock, as applicable, nor (ii) cashless exercise of Existing Acquiror Warrants shall be deemed a Transfer for purposes of this Section 1.2, and the actions described in the foregoing clauses (i) and (ii) are, hereby, expressly permitted under the terms of this Agreement.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to the Sponsor after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any Subject Shares or (c) the Sponsor acquires the right to vote or share in the voting of any Subject Shares (collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by the Sponsor as of the date hereof.

Section 1.4 Agreement to Vote. Hereafter until the Expiration Time, the Sponsor hereby unconditionally and irrevocably agrees that, at any meeting of the Acquiror Shareholders (or any adjournment or postponement thereof), and in any action by written consent of the Acquiror Shareholders requested by the Acquiror Board or otherwise undertaken in connection with the Transactions, the Sponsor shall appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares are entitled to vote or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and the Sponsor shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares are entitled to vote or provide consent with respect to such matter):

(a) in favor of each of the Acquiror Proposals, including, without limitation, the approval and adoption of the Business Combination Agreement, the Domestication and the Transactions;

(b) in any other circumstances upon which a consent, waiver or other approval is required under Acquiror’s Organizational Documents or otherwise sought with respect to the Business Combination Agreement or the Transactions, in favor of such vote, consent, waiver or approval (or cause to be voted, consented, waived or approved with respect thereto);

(c) against any Business Combination Proposal or other business combination transaction (other than the Business Combination Agreement and the Transactions);

(d) against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the timely consummation of the Domestication, the Merger or the other Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror or Merger Sub under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement; and

(e) to approve or authorize (or to vote against or withhold consent for, as applicable) any other matters necessary or reasonably requested by the Company or Acquiror for the consummation of the Transactions.

The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing; provided, however, that the obligations of the Sponsor specified in this Section 1.4 shall not apply, and the Sponsor shall not be required to vote or act in accordance with clauses (a) through (e) above, from and after such time as the Acquiror Board shall have effected a Change in Recommendation in accordance with the terms of the Business Combination Agreement.

Section 1.5 No Challenges. The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Business Combination Agreement (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

Section 1.6 Closing Date Deliverables.

(a) The Sponsor will deliver, prior to the Closing, a duly executed counterpart to the Lock-Up Agreement in the form and substance thereof to be agreed by Acquiror and the Company prior to Closing, acting commercially reasonably, in accordance with the Business Combination Agreement, to be effective as of the Closing.

(b) The Sponsor will deliver, prior to the Closing, a duly executed counterpart to the Registration Rights Agreement (in form and substance thereof to be agreed by Acquiror and the Company prior to Closing, acting commercially reasonably) in accordance with the Business Combination Agreement, to be effective as of the Closing.

Section 1.7 Anti-Dilution Waiver. The Sponsor hereby irrevocably and unconditionally (but subject to the consummation of the Merger) agrees that (i) each Acquiror Class B Share held by the Sponsor shall convert automatically, on a one-for-one basis, into an Acquiror Class A Share in accordance with the Acquiror Articles of Association, as adjusted to account for any subdivision (by share split, subdivision, exchange, share dividend, reclassification, recapitalization or otherwise) or combination (by reverse share split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding Acquiror Class A Shares or shares of Acquiror Common Stock, as applicable, and (ii) not to assert or perfect any and all rights to adjustment or other anti-dilution protections the Sponsor has or will have under the Acquiror Articles of Association or otherwise with respect to the foregoing. The Sponsor further agrees not to redeem any Subject Shares (including any Acquiror Class A Shares received upon the conversion of Acquiror Class B Shares) and not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, the Company, any affiliate or designee of the Sponsor acting in his or her capacity as director or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby. This Section 1.7 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to the Acquiror Articles of Association and such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Sponsor does not waive, or agrees to refrain from asserting or perfecting, any rights in the event the Business Combination Agreement is terminated. If the Business Combination Agreement is terminated, this Section 1.7 shall be deemed null and void ab initio.

Section 1.8 Further Assurances. The Sponsor shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.9 No Inconsistent Agreement. The Sponsor hereby represents and covenants that the Sponsor (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to the Sponsor’s Subject Shares, (ii) has not entered into, and shall not enter into, any voting agreement, voting trust or other agreement, and has no knowledge and is not aware of any such voting agreement or voting trust in effect, with respect to any of the Sponsor’s Subject Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement or any agreement or amendment of an existing agreement that would, or would reasonably be expected to, restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder, and (iii) has not granted, and shall not grant, a proxy, power of attorney or similar right with respect to any of the Sponsor’s Subject Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

Section 1.10 Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Proxy Statement and the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of the Sponsor’s identity and beneficial ownership of Subject Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement, in all cases only to the extent required by applicable law or order from the SEC or any other securities authorities, and after providing the Sponsor reasonable opportunity to defend any requirement to disclose information which would cause the Sponsor to be in breach of any confidentiality obligations applicable to it. The Sponsor will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof to Acquiror and the Company as follows:

(a) Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. The Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of the Sponsor’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Acquiror Articles of Association, (iii) the Business Combination Agreement, (iv) that certain Letter Agreement, dated February 5, 2026, by and among the Acquiror and its initial directors, officers, the Sponsor and certain other parties thereto (the “Letter Agreement”) or (v) any applicable securities Laws. The Sponsor’s Subject Shares are the only equity securities in Acquiror owned of record or beneficially by the Sponsor on the date of this Agreement, and none of the Sponsor’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder or under the Letter Agreement. Other than Existing Acquiror Private Placement Warrants or Acquiror Rights, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Sponsor with respect to the Sponsor’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Sponsor to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Sponsor’s entry into this Agreement.

(d) No Conflicts. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of the Sponsor, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under any Contract binding upon the Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby) compliance with the matters referred to in Section 2.1(c), under any applicable Law to which the Sponsor or any of its properties or assets is subject, (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Sponsor, or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Shares, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Sponsor’s ability to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

(e) Litigation. There are no Actions pending against the Sponsor, or to the knowledge of the Sponsor threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(f) Adequate Information. The Sponsor is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as the Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the Business Combination Agreement. The Sponsor acknowledges that the agreements contained herein with respect to the Subject Shares are irrevocable.

(g) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Sponsor in its capacity as a stockholder or, to the knowledge of the Sponsor, on behalf of the Sponsor, in its capacity as a stockholder, for which Acquiror or any of its Affiliates may become liable.

(h) Acknowledgment. The Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement, and the representations, warranties, covenants and other agreements of the Sponsor contained herein.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 thereof, (c) the Business Combination Deadline if the Closing has not occurred on or prior to such date and (d) upon the written agreement of Acquiror, the Company and the Sponsor (the earliest of clauses (a) through (d), the “Expiration Time”). Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any willful and material breach of this Agreement prior to such termination; provided, further, that this ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law rule or principle that would result in the application of any laws other than the laws of the State of Delaware; provided, that, the Domestication shall be effected in accordance with both the DGCL and the CLCI, without regard to any conflict of law rule or principle that would result in the application of any laws of another jurisdiction.

Section 3.3 Jurisdiction; Waiver of Jury Trial.

(a) Except as specifically set forth in Section 3.5, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, any federal or state court located in the State of Delaware; provided that the courts of the Cayman Islands shall have jurisdiction over the Domestication to the extent required by the CLCI. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties to this Agreement further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties to this Agreement hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3(b).

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5 Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement, including, without limitation, mandatory injunctions, or to enforce specifically the performance of the terms and provisions hereof in accordance with the provisions of this Section 3.5 without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity to which they are entitled under this Agreement, prior to the valid termination of this Agreement in accordance with Section 3.1, and (b) the right of specific enforcement and injunctive relief (including mandatory injunctions) is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 3.6 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Sponsor. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 3.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) when delivered in person, (ii) when delivered by email during normal business hours (and otherwise as of the immediately following Business Day), (iii) when delivered after posting in the United States mail having been sent registered or certified mail (postage prepaid, return receipt requested) or (iv) when delivered by FedEx or other nationally recognized overnight delivery service, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.8):

If to Acquiror:

SPACSphere Acquisition Corp.
8795 Folsom Blvd
Sacramento, California 95826
Attention: Bala Padmakumar
Email: [***]

with a copy to (which will not constitute notice):

Norton Rose Fulbright US LLP
1550 Lamar, Suite 2000
Houston, TX 77010
Attention: Amelia Zhang, Esq.; Lee McIntyre, Esq.
Email: [***]

If to the Company:

Mobilewalla Holdco, Inc.
5170 Peachtree Rd, Bldg. 100, STE 100
Atlanta, GA 30341
Attention: Jay D. Clark
Email: [***]

with a copy to (which shall not constitute notice):

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830

Attention: Peter Campitiello, Esq.
E-mail: [***]

If to the Sponsor:

SPACSphere Sponsor LLC

8795 Folsom Blvd
Sacramento, California 95826
Attention: Bala Padmakumar
Email: [***]

with a copy to (which will not constitute notice):

Norton Rose Fulbright US LLP
1550 Lamar, Suite 2000
Houston, TX 77010
Attention: Amelia Zhang, Esq.; Lee McIntyre, Esq.
Email: [***]

Section 3.9 Counterparts. This Agreement may be executed and delivered (including by facsimile, electronic signature or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11 Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the Sponsor, Acquiror, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

SPACSPHERE SPONSOR LLC

By:	/s/ Bala Padmakumar
	Name:	Bala Padmakumar

SPACCatalyst LLC, its managing member

By:	/s/ Soumen Das
	Name:	Soumen Das
	Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

SPACSPHERE ACQUISITION CORP.

By:	/s/ Bala Padmakumar
	Name:	Bala Padmakumar
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

MOBILEWALLA HOLDCO, INC.

By:	/s/ Anindya Datta
	Name:	Anindya Datta
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]